Exhibit 99.1

RADISYS CORPORATION

RADFORD EXECUTIVE SURVEY MARKET CUT

2Wire	Finisar Corporation	Semtech Corporation
Actel Corporation	Form Factor Inc.	SERENA Software, Inc.
Activant Solutions Inc.	Fortinet, Inc.	Silicon Graphics, Inc.
Advent Software, Inc.	Headway Technologies, Inc.	Silicon Graphics International
Allegro Microsystems, Inc.	i2 Technologies, Inc.	Shure Incorporated
Applied Micro Circuits Corporation	InFocus Corporation	Siemens Enterprise Communications
American Science & Engineering, Inc.	Informatica Corporation	Sigma Designs, Inc.
AMX Corporation	Intervoice, Inc.	Silicon Image, Inc.
Anadigics, Inc.	Interwoven, Inc.	Silicon Laboratories Inc.
Ariba, Inc.	IPC Systems, Inc.	Silicon Storage Technology, Inc.
Asyst Technologies, Inc.	Iron Mountain Digital	SiRF Technology Holdings, Inc.
Avanex Corporation	Jazz Semiconductor, Inc.	SkillSoft
Axcelis Technologies, Inc.	JDA Software Group, Inc.	Standard Microsystems Corporation
Blackboard Inc.	Kulicke and Soffa Industries, Inc.	Softchoice Corporation
Blue Coat Systems, Inc.	Kyocera Corporation	Software AG
Bowe Bell & Howell Company	Lattice Semiconductor Corporation	Sonus Networks, Inc.
Cabot Microelectronics Corporation	LeapFrog Enterprises, Inc.	SPSS Inc.
Calix Networks, Inc.	MacDonald, Dettwiler and Associates, Ltd.	Starent Networks Corporation
Carl Zeiss Vision	Magma Design Automation, Inc.	Stratus Technologies International
CCC Information Services Group Inc.	Mattson Technology, Inc.	SureWest Communications
Cognex Corporation	Merix Corporation	Symmetricom, Inc.
CPI International	Micrel, Incorporated	Synaptics Incorporated
CommVault Systems, Inc.	Misys Healthcare Systems, LLC	Tekelec
Concur Technologies, Inc.	Mitchell International, Inc.	Tessera Technologies, Inc.
Corel Corporation	MSC Software	The MathWorks, Inc.
Covad Communications Group, Inc.	NEC Corporation of America	TiVo, Inc.
Cree, Inc.	NeuStar, Inc.	Tokyo Electron America, Inc.
CSG Systems International, Inc.	Nikon Precision Inc.	Toppan Photomasks, Inc.
Cymer, Inc.	Novatel Wireless, Inc.	Trendmicro
Dassault Systemes Americas Corp.	Oki Data Corporation	Trident Micro Systems
Datalogic Scanning, Inc.	Philips Lumileds Lighting Company	Trizetto Group, Inc.
Diodes Incorporated	Power Integrations, Inc.	Ubisoft Entertainment
Dot Hill Systems Corp.	QAD Inc.	Ultra Clean Technology
Electro Scientific Industries, Inc.	Radiant Systems, Inc.	Veeco Instruments Inc.
Emulex Corporation	Redback Networks Inc.	Vitesse Semiconductor Corporation
Epicore Software Corporation	Renesas Technology Corp.	WaferTech, LLC
Epson Electronics America Inc.	Riverbed Technology, Inc.	Websense, Inc.
Extreme Networks, Inc.	Rovi Corporation	Wind River Systems, Inc.
	S1 Corporation	Zoran Corporation